Harper, Van Scoik & Company, LLP

     We consent to the use of our audit for Toups Technology Licensing, Incorporated dated February 2, 1999 in the form 10KSB to be filed on or about March 31, 1999.

S/S HARPER, VAN SCOIK & COMPANY, LLP